Exhibit 10.1

PLAN TRUST AGREEMENT

This Plan Trust Agreement (this “Trust Agreement”), dated and effective as [—], 2011, by and among Lehman Brothers Holdings Inc. (“LBHI”) and the following parties (each, together with any successor thereto, a “Trustee” and collectively, the “Trustees”), (1) Rutger Schimmelpenninck, not in his individual or personal capacity, but solely in his capacity as co-bankruptcy trustee (curatoren) for Lehman Brothers Treasury Co. B.V., (2) Dr. Michael C. Frege, not in his individual or personal capacity, but solely in his capacity as insolvency administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG, (3) John Suckow, not in his individual or personal capacity, but solely in his capacity as the President of LBHI and designee of LBHI, (4) Julie Becker of Wilmington Trust, N.A., and Noel P. Purcell of Mizuho Corporate Bank, Ltd., neither in her or his, respectively, individual or personal capacity, but solely in her or his, respectively, capacity as a co-chairperson and member of the Creditors’ Committee, (5) Thomas A. Tormey of Goldman Sachs & Co., not in his individual or personal capacity, but solely in his capacity as the designee of the Opco Plan Proponents that are PSA Creditors, (6) Christian Wyatt of Fir Tree Partners, not in his individual or personal capacity, but solely in his capacity as a member and the designee of the group of creditors generally known in these cases as the Ad Hoc Group of Lehman Brothers Creditors that are PSA Creditors, and (7) Michael F. DeMichele of The Baupost Group, L.L.C., and Robert P. Ryan of Elliott Management, neither in his individual or personal capacity, but solely in his capacity as the designee of the following group of PSA Creditors: Carval Investors UK Limited, Davidson Kempner Capital Management LLC, Elliott Management Corporation, King Street Capital Management LP, Och-Ziff Capital Management Group LLC, The Baupost Group LLC and Varde Partners LP, is executed in connection with the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its affiliated debtors (as the same has been or may be amended, the “Plan”), as confirmed on [—] by the United States Bankruptcy Court for the Southern District of New York (the “Court”), provides for the establishment of a liquidating trust evidenced hereby (the “Plan Trust”) in accordance with the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

W I T N E S S E T H

WHEREAS, the Plan Trust is created pursuant to, and to effectuate, the Plan;

WHEREAS, the Plan Trust is created on behalf of, and for the sole benefit of, the holders of record of LBHI Stock (including any permitted successor record holder thereof, the “Beneficiaries”);

WHEREAS, the Plan provides that on the Effective Date all LBHI Stock is to be canceled and LBHI shall issue the Plan Trust Stock (which shall replace the canceled LBHI Stock) to the Plan Trust, to be held for the benefit of the Beneficiaries consistent with their former relative priority and economic entitlements as holders of LBHI Stock and Sections 4.17(b) and (c) of the Plan; and

WHEREAS, the Plan Trust is intended to qualify as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan, LBHI and the Trustees agree as follows:

ARTICLE I

ESTABLISHMENT OF THE PLAN TRUST

1.1 Purpose of the Plan Trust. The Plan Trust is established for the sole purpose of (i) holding the Plan Trust Stock in accordance with the Plan and with no objective or authority to continue or engage in the conduct of a trade or business, (ii) aiding in the implementation of the Plan and (iii) receiving and distributing any proceeds with respect to the Plan Trust Stock pursuant to the Plan (the “Stock Distributions”), in each of cases (i) through (iii), for the benefit of the Beneficiaries consistent with the relative priority and economic entitlements of their former holdings of LBHI Stock immediately prior to the Commencement Date. Accordingly, the Trustees shall, and hereby represent that they shall, in an expeditious but orderly manner, make timely distributions of any Stock Distributions and not unduly prolong the duration of the Plan Trust. Nothing in this Section 1.1 shall be deemed to permit the Trustees to sell, liquidate, distribute or otherwise transfer or encumber the Plan Trust Stock.

1.2 Transfer of Property to Trustees. Pursuant to the Plan, LBHI and the Trustees hereby establish, on behalf of the Beneficiaries consistent with their former relative priority and economic entitlements as holders of LBHI Stock, the Plan Trust, and on the Effective Date, LBHI shall issue and deliver to the Plan Trust the Plan Trust Stock free and clear of any Lien, Claim, or equity interest in such property of any other Person except as provided in the Plan. The Trustees shall have no duty to confirm the legality or the sufficiency of any of the issuances, transfers and assignments contemplated hereunder and shall incur no liability in connection therewith. The Trustees agree to accept and hold the Plan Trust Stock and the Stock Distributions in trust for the Beneficiaries consistent with their former relative priority and economic entitlements as holders of LBHI Stock, subject to the terms of this Trust Agreement.

1.3 Relationship to the Plan. The principal purpose of this Trust Agreement is to aid in the implementation of the Plan and therefore this Trust Agreement incorporates the provisions of the Plan and the Confirmation Order (which may amend or supplement the Plan). To that end, the Trustees shall have full power and authority to take any action consistent with the purpose and provisions of the Plan, the Confirmation Order and this Trust Agreement. Additionally, the Trustees may seek any orders from the Court, upon notice and an opportunity for a hearing in furtherance of implementation of the Plan, the Confirmation Order and this Trust Agreement. To the extent that there is conflict between the provisions of this Trust Agreement, the provisions of the Plan, or the Confirmation Order, each document shall have controlling effect in the following rank order: (1) the Confirmation Order; (2) the Plan; and (3) this Trust Agreement.

1.4 Title to Plan Trust Stock and the Stock Distributions.

(a) The issuance or transfer, respectively, of the Plan Trust Stock and the Stock Distributions to the Plan Trust are made by LBHI for the benefit and on behalf of the Beneficiaries consistent with their former relative priority and economic entitlements as holders of LBHI Stock. The Plan Trust may not exercise any voting rights appurtenant to the Plan Trust Stock in conflict with Article VII of the Plan.

(b) For U.S. federal income taxes only, all parties (including, without limitation, LBHI, the Trustees, and the Beneficiaries) shall be deemed to treat the transfer by LBHI of assets to the Plan Trust as (A) a transfer of such assets directly to the Beneficiaries followed by (B) the transfer by such Beneficiaries to the Plan Trust of such assets in exchange for beneficial interests in the Plan Trust. Accordingly, the Beneficiaries shall be treated for U.S. federal income tax purposes as the grantors and owners of their respective shares of the Plan Trust Stock and the Stock Distributions.

1.5 Rights of Beneficiaries. The Beneficiaries shall be the beneficial owners of the Plan Trust created by this Trust Agreement and the Trustees shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein. In the event that all Allowed Claims in LBHI Classes 1 through 11 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, the Plan Trust may receive Stock Distributions which will then be distributable among the Beneficiaries consistent with each Beneficiary’s rights of payment as holders of LBHI Stock existing immediately prior to the Commencement Date, subject to all of the terms and provisions of this Trust Agreement, the Plan and the Confirmation Order (the Beneficiaries’ interests in such Stock Distributions and the Plan Trust Stock, the “Interests”).

1.6 Ownership and Control of Assets of the Plan Trust. Except as is hereinafter expressly provided, no Beneficiaries shall have any title or right to, or possession, management or control of the assets of the Plan Trust, or any right to call for a partition, division or accounting of the assets of the Plan Trust, and no widower, widow, heir or devisee of any individual who may be a Beneficiary, or bankruptcy trustee, receiver or similar person of any Beneficiary shall have any right, statutory or otherwise (including any right of dower, homestead or inheritance, or of partition, as applicable), in any of the assets of the Plan Trust, but the whole title to all of the assets of the Plan Trust shall be vested in the Trustees and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Trust Agreement.

1.7 Costs and Expenses of the Plan Trust. LBHI shall be responsible for and pay any and all actual, reasonable and necessary costs and expenses of the Plan Trust, including any claims of or reimbursements to the Trustees, and actual, reasonable and necessary fees and expenses of the Trustees and retained professionals, in each case, in accordance with the terms of this Trust Agreement and the Plan (including, without limitation, claims of any Trustee arising under Section 4.2 or 4.5 hereunder payable by the Plan Trust); provided, however, that nothing herein shall limit LBHI’s right to allocate among, or seek reimbursement from, any of its Affiliates for such costs, fees and expenses pursuant to the Debtor Allocation Agreement (as such term is defined in the Plan).

ARTICLE II

INTERESTS

2.1 Identification of Beneficiaries. The record holders of the Interests, or Beneficiaries, shall be recorded and set forth in a register maintained by, or at the direction of, the Trustees expressly for such purpose. The initial list of record holders of Interests shall be delivered to, or at the direction of, the Trustees by LBHI and shall be based on the list of holders of LBHI Stock as maintained by LBHI, as of the date prior to the date hereof. Except as otherwise required by law, all references in this Trust Agreement to holders shall be read to mean holders of record as set forth in the official register maintained by, or at the direction of, the Trustees and shall not mean any beneficial owner not recorded on such official registry. Unless expressly provided herein, the Trustees may establish a record date which they deem practicable for determining the holders for a particular purpose.

2.2 Non-Transferability of Interests. The Interests shall not be certificated and shall not be transferable, assignable, pledged or hypothecated, in whole or in part, except with respect to a transfer by will or under the laws of descent and distribution. Any such permitted transfer, however, will not be effective until and unless the Trustees, or their designee, receive written notice of such transfer.

ARTICLE III

AUTHORITY, LIMITATIONS, DISTRIBUTIONS AND DUTIES

3.1 Authority of Trustees. The Trustees are authorized to perform any and all acts necessary or desirable to accomplish the purposes of the Plan Trust in accordance with this Trust Agreement and the Plan. Without limiting, but subject to, the foregoing and Section 3.2 hereof, the Trustees shall be expressly authorized, but shall not be required, to:

(a) hold legal title to any and all rights of the holders of the Interests in or arising from the Plan Trust Stock and the Stock Distributions, including, but not limited to, collecting any and all money and other property belonging to the Plan Trust;

(b) protect and enforce the rights to the Plan Trust Stock and the Stock Distributions by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium, or similar law and general principles of equity;

(c) determine and satisfy any and all liabilities created, incurred or assumed by the Plan Trust;

(d) file, if necessary, any and all tax and information returns with respect to the Plan Trust and pay taxes properly payable by the Plan Trust, if any;

(e) assert or waive any privilege or defense on behalf of the Plan Trust or LBHI;

(f) pay all expenses and make all other payments relating to the Plan Trust and its assets;

(g) obtain insurance coverage with respect to the liabilities and obligations of the Trustees under this Trust Agreement (in the form of an errors and omissions policy or otherwise);

(h) retain and pay such independent law firms as counsel to the Plan Trust as the Trustees in their sole discretion may select to perform such other functions as may be appropriate in the Trustees’ sole discretion. The Trustees may commit the Plan Trust to and shall pay such independent law firms reasonable compensation for services rendered and expenses incurred. The Trustees may retain counsel on a nunc pro tunc basis, to a date prior to the Effective Date;

(i) retain and pay an independent public accounting firm to perform such reviews and/or audits of the financial books and records of the Plan Trust as may be appropriate in the Trustees’ sole discretion and to prepare and file any tax returns or informational returns for the Plan Trust as may be required. The Trustees may retain an independent accounting firm on a nunc pro tunc basis, to a date prior to the Effective Date. The Trustees may commit the Plan Trust to and shall pay such independent public accounting firm reasonable compensation for services rendered and expenses incurred; and

(j) retain and pay such other third parties not contemplated above in this Section 3.1 as the Trustees, in their sole discretion, may deem necessary or appropriate to assist the Trustees in carrying out their powers and duties under this Trust Agreement. The Trustees may commit the Plan Trust to and shall pay all such Persons reasonable compensation for services rendered and expenses incurred, as well as commit the Plan Trust to indemnify any such parties in connection with the performance of services, on a nunc pro tunc basis, to a date prior to the Effective Date.

3.2 Majority Approval; Limitation of Trustees’ Authority. Unless otherwise provided herein, any act of the Plan Trust shall require the approval of and shall be approved by the affirmative vote of a majority of the Trustees. Notwithstanding anything herein to the contrary, the Trustees shall not and shall not be authorized to engage in any trade or business on behalf of the Plan Trust, and shall take such actions consistent with the orderly liquidation of the assets of the Plan Trust as are required by applicable law, and such other actions permitted under this Trust Agreement. Notwithstanding any other authority granted by Section 3.1 hereof, the Trustees are not authorized to engage in any investments or activities on behalf of the Plan Trust inconsistent with the treatment of the Plan Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) and in accordance with Rev. Proc. 94-45, 1994-2 C.B. 684.

3.3 Books and Records. The Trustees shall maintain in respect of the Plan Trust and the Beneficiaries books and records relating to the assets of the Plan Trust and income of the Plan Trust and the payment of expenses of, and liabilities of claims against or assumed by, the Plan Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof. Such books and records shall be maintained as reasonably necessary to facilitate compliance with the tax reporting requirements of the Plan Trust. Nothing in this Trust Agreement requires the Trustees to file any accounting or seek approval of any court with respect to the administration of the Plan Trust, or as a condition for managing any payment or distribution out of the assets of the Plan Trust. Beneficiaries shall have the right upon thirty (30) days’ prior written notice delivered to the Trustees to inspect such books and records (including financial statements), subject to the Trustees’ right to deny access in a reasonable effort to preserve privileged or confidential information or protect litigation or other strategies and provided that, if so requested, such holder shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustees. Any books and records determined by the Trustees, in their sole discretion, not to be reasonably necessary for administering the Plan Trust or for the Trustees’ compliance with the provisions of this Trust Agreement may, to the extent not prohibited by applicable law and at any time following the Effective Date, be destroyed.

3.4 (a) Additional Powers. Except as otherwise set forth in this Trust Agreement or in the Plan, and subject to the Treasury Regulations governing liquidating trusts and the retained jurisdiction of the Court as provided for in the Plan, but without prior or further authorization, the Trustees may control and exercise authority over the assets of the Plan Trust and over the protection, conservation and disposition thereof. No Person dealing with the Plan Trust shall be obligated to inquire into the authority of the Trustees in connection with the protection, conservation or disposition of the assets of the Plan Trust.

(b) Execution of Documents. Subject to any contrary direction that the Plan Trust has provided, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents of the Plan Trust shall require the execution and delivery thereof, for and on behalf of the Plan Trust, by any two Trustees, except as otherwise provided by law.

3.5 (a) Periodic Distribution; Withholding. The Trustees shall distribute to the Beneficiaries Stock Distributions as soon as practicable following receipt thereof and at least annually; provided, however, that prior to making any distribution to Beneficiaries, the Plan Trust may retain such amounts, in each case to the extent not paid for by LBHI, (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Plan Trust during liquidation, (ii) to pay actual, reasonable and necessary administrative expenses (including the actual, reasonable and necessary fees, costs and expenses of the Trustees and all professionals they retain and any taxes imposed on the Plan Trust or in respect of the assets of the Plan Trust), and (iii) to satisfy other liabilities incurred or assumed by the Plan Trust (or to which the assets of the Plan Trust are otherwise subject) in accordance with the Plan or this Trust Agreement. All such distributions shall be made consistent with the Beneficiaries’ rights as holders of LBHI Stock existing prior to the Commencement Date, subject to the terms of the Plan and this Trust Agreement. The Trustees may withhold from amounts distributable to any Person any and all amounts, determined in the Trustees’ reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement. Notwithstanding the foregoing, in no event shall any Beneficiary receive a distribution of Plan Trust Stock.

(b) Manner of Payment or Distribution. All distributions made by the Trustees to Beneficiaries shall be payable to the holders of Interests of record as of the 20th day prior to the date scheduled for the distribution, unless such day is not a Business Day, in which case such day shall be the following Business Day (the “Record Date”). If the distribution shall be in Cash, the Trustees shall distribute such Cash by wire, check, or such other method as the Trustees deem appropriate under the circumstances.

(c) Delivery of Trust Distributions. All distributions under this Trust Agreement to any Beneficiary shall be made at the address of such Beneficiary as set forth in the register or at such other address as such Beneficiary shall have specified for payment purposes in a written notice to the Trustees at least fifteen (15) days prior to such distribution date. In the event that any distribution to any holder is returned as undeliverable, the Trustees shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Trustees have determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that such undeliverable or unclaimed distributions shall be deemed unclaimed property at the expiration of one year from the date of distribution. The Trustee shall reallocate all undeliverable and unclaimed distributions for the benefit of all other Beneficiaries.

3.6 Duties of the Trustees.

(a) Reporting Duties.

(i) Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Trustees of a private letter ruling if the Trustees so request one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Trustees), the Trustees shall file returns for the Plan Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a). Within seventy-five (75) days following the end of each calendar year or as soon as practicable thereafter, the Trustees shall also annually send to each Beneficiary a separate statement setting forth the holder’s share of items of income, gain, loss, deduction, or credit, if any, and will instruct all such holders to report such items on their federal income tax returns or to forward the appropriate information to the holders with instructions to report such items on their federal income tax returns.

(ii) Allocations of Plan Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Plan Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Interests, taking into account all prior and concurrent distributions from the Plan Trust. Similarly, taxable loss of the Plan Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of the Plan Trust. The tax book value of the assets of the Plan Trust for this purpose shall equal their fair market value on the date the Plan Trust was created or, if later, the date such assets were acquired by the Plan Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the Treasury Regulations and other applicable administrative and judicial authorities and pronouncements.

(iii) The Trustees may request an expedited determination of taxes of the Plan Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Plan Trust for all taxable periods through the dissolution of the Plan Trust.

(iv) The Trustees shall file (or cause to be filed) any other statements, returns or disclosures relating to the Plan Trust that are required by any governmental authority.

(b) LBHI Board of Directors. At such time as a vacancy on the board of directors of LBHI is to be filled or there is a vote on the election of a director upon the expiration of a director’s term of office, the Plan Trust shall fill such vacancy voting the Plan Trust Stock in accordance with the majority approval of the Trustees. At all other times, the Plan Trust may act and vote the Plan Trust Stock, by majority approval of the Trustees, to remove and replace directors of LBHI, only with cause. For purposes of this section 3.6(b), the term “cause” shall have the meaning ascribed to such term under applicable Delaware law.

3.7 Compliance with Laws. Any and all distributions of Stock Distributions and proceeds of borrowings, if any, shall be in compliance with applicable laws, including, but not limited to, applicable federal and state securities laws.

ARTICLE IV

THE TRUSTEES

4.1 Generally. The Trustees’ powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of this Trust Agreement, the Plan and the Confirmation Order and not otherwise, except that the Trustees may deal with the assets of the Plan Trust for their own account as permitted by Section 4.5 hereof.

4.2 Liability of Trustees, Indemnification.

No Indemnitee (as defined below) shall be liable for the act or omission of any other agent or representative of the Trustees, nor shall any Indemnitee be liable for any action taken, suffered or omitted to be taken in his capacity as Trustee, designating Person, agent, representative or professional, as applicable, unless it is ultimately determined by Final Order that such Person’s acts or omissions constituted willful misconduct, gross negligence or actual fraud. In no event shall a Trustee be liable or responsible for special, punitive, indirect, consequential or incidental loss or damages of any kind whatsoever to any Person (including, without limitation, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage. The Trustees may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such Persons. Notwithstanding such authority, the Trustees shall not be under any obligation to consult with their attorneys, accountants, financial advisors, or agents, and a determination not to do so shall not result in the imposition of liability on the Trustees or, as applicable, their designees, unless it is ultimately determined by Final Order that the Trustees’ determination constituted willful misconduct, gross negligence or actual fraud. The Plan Trust shall indemnify and hold harmless the Indemnitees from and against and in respect of all liabilities, losses, damages, claims, costs, and expenses, including, but not limited to, attorneys’ fees and costs, in each case, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Plan Trust or the implementation or administration of the Plan; provided, however, that no such indemnification will be made to such Persons for such actions or omissions to the extent that it is ultimately determined by Final Order that such Persons actions or omissions constituted willful misconduct, gross negligence or actual fraud.

If a Trustee becomes involved in any action, proceeding, or investigation in connection with any matter arising out of or in connection with the Plan, this Trust Agreement or the affairs of the Plan Trust or the Debtors, the Plan Trust shall periodically advance or otherwise reimburse on demand the actual, reasonable and necessary legal and other expenses (including, without limitation, the cost of any investigation and preparation and attorneys’ fees, disbursements, and related expenses) of the Trustee incurred in connection therewith, but the Trustee shall be required to repay promptly to the Plan Trust the amount of any such advanced or reimbursed expenses paid to the Trustee to the extent that it shall be ultimately determined by Final Order that the Trustee engaged in willful misconduct, gross negligence or actual fraud in connection with the affairs of the Plan Trust or the Debtors with respect to which such expenses were paid.

For purposes of this Section 4.2, the term “Indemnitee” shall mean (i) each Trustee, together with (ii) any entity or entities by which such Trustee is directly or indirectly employed or with which he or she is directly or indirectly professionally affiliated (or by which he or she was so employed or with which he or she was so affiliated during his or her tenure as a trustee under this Trust Agreement) or (iii) any Person who designated such Trustee to serve as trustee under this Trust Agreement, and (in with respect to each of clauses (i), (ii) and (iii)) their respective present and former employees, agents, representatives, officers, directors or principals.

4.3 Reliance by Trustees. Except as otherwise provided in Section 4.2 hereof:

(a) each Trustee may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties; and

(b) no Trustee shall have any personal obligation to satisfy any liability of the Plan Trust.

4.4 Investment and Safekeeping of Assets of the Plan Trust. The right and power of the Trustees to invest assets of the Plan Trust, the proceeds thereof, or any income earned by the Plan Trust, shall be limited to the right and power that a liquidating trust, within the meaning of Treasury Regulations Section 301.7701-4(d), is permitted to hold, pursuant to the Treasury Regulations and the guidelines set forth in Rev. Proc. 94-45, 1994-2 C.B. 684, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise. The Trustees shall have no liability or responsibility for any investment losses, including, without limitation, any market loss on any investment liquidated (whether at or prior to maturity) in order to make a payment required under this Trust Agreement.

4.5 Expense Reimbursement and Compensation. The assets of the Plan Trust shall be subject to the claims of the Trustees, and the actual, reasonable and necessary costs and expenses of the Plan Trust, including the actual, reasonable and necessary fees and expenses of the Trustees and their retained professionals, to the extent not paid for by LBHI, shall be paid out of the Stock Distributions. To the extent not paid by LBHI, the Trustees shall be entitled to reimbursement out of any available Cash in the Plan Trust, for actual, out-of-pocket, reasonable and necessary expenses and for any and all loss, liability, claims, costs, expense, or damage which the Trustees may sustain without willful misconduct, gross negligence or actual fraud in the exercise and performance of any of the powers and duties of the Trustees under this Trust Agreement. As compensation for the performance of their duties, the Trustees will be entitled to reasonable compensation in such amounts as the Plan Trust may fix from time to time, consistent with that of similar functionaries in similar types of bankruptcy proceedings. The Trustees may be compensated on a nunc pro tunc basis, to a date prior to the Effective Date. Such costs and expenses shall be considered administrative costs of LBHI’s estate. Nothing herein shall limit LBHI’s right to allocate among, or seek reimbursement from, any of its Affiliates for the costs, fees and expenses contemplated in Section 1.7 and this Section 4.5 pursuant to the Debtor Allocation Agreement (as such term is defined in the Plan).

4.6 No Bond. The Trustees shall serve without bond.

4.7 Confidentiality. Each Trustee shall, during the period that he serves as Trustee under this Trust Agreement and for a period of twelve (12) months following the termination of this Trust Agreement or following his removal or resignation hereunder, hold strictly confidential and not use for personal gain all confidential information and any material, non-public information of the Plan Trust, the Debtors and any Affiliate thereof or of which such Trustee has become aware in his capacity as Trustee, except as otherwise required by law.

ARTICLE V

SUCCESSOR TRUSTEES

5.1 Removal. A Trustee may be removed by the unanimous vote of the other Trustees. Such removal shall become effective on the date action is taken by the other Trustees.

5.2 Resignation. A Trustee may resign by giving not less than ninety (90) days prior written notice thereof to the other Trustees. Such resignation shall become effective on the later to occur of: (i) the day specified in such notice, and (ii), if such Trustee is the last Trustee then in office, the appointment of a successor by the Court and the acceptance by such successor of such appointment. If a successor Trustee is not appointed or does not accept its appointment within ninety (90) days following delivery of notice of resignation of the last Trustee in office, then such Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. With respect to any other Trustee’s resignation, such resignation shall be effective whether or not a successor has been appointed by the effective date of the resigning Trustee’s resignation.

5.3 Appointment of Successor Trustee. In the event of the death (in the case of a Trustee that is a natural person), dissolution (in the case of a Trustee that is not a natural person), resignation pursuant to Section 5.2 hereof, incompetency, or removal of the Trustee pursuant to Section 5.1 hereof, the remaining Trustees shall by majority vote appoint a successor Trustee if in their discretion the circumstances of this Plan Trust warrant doing so. Such appointment shall specify the date on which such appointment shall be effective. Every successor Trustee appointed hereunder shall execute, acknowledge, and deliver to the Plan Trust and to the retiring Trustee an instrument accepting the appointment under this Trust Agreement and agreeing to be bound thereto, and thereupon the successor Trustee, without any further act, deed, or conveyance, shall become vested with all rights, powers, trusts, and duties of the retiring Trustee; provided, however, that a removed or resigning Trustee shall, nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee all the estates, properties, rights, powers, and trusts of such predecessor Trustee under the Plan Trust.

ARTICLE VI

REPORTS TO HOLDERS OF PLAN TRUST INTERESTS

6.1 Securities Laws and Other Reports to Beneficiaries.

(a) Securities Laws. Under section 1145 of the Bankruptcy Code, the issuance of Interests under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and applicable state and local laws requiring registration of securities. If the Trustees determine, with the advice of counsel, that the Plan Trust is required to comply with the registration and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Trustees shall take any and all actions to comply with such reporting requirements and file periodic reports with the Securities and Exchange Commission.

(b) Other Reporting. If the Trustees are not required to file the periodic reports referred to in Section 6.1(a) above, as soon as practicable, the Trustees may post on a website to which the Beneficiaries have access, and, while the Debtors’ bankruptcy cases remain open, file with the Court, reports setting forth in reasonable detail any material event or change that occurs with respect to the Trust, which, to the knowledge of the Trustee, affects the Beneficiaries hereunder, which reports shall not be required to be audited or in compliance with generally accepted accounting principles.

ARTICLE VII

TERMINATION OF PLAN TRUST

7.1 Termination of Plan Trust.

(a) The Plan Trust shall terminate on the earlier of: (i) thirty (30) days after the final distribution of all of the Stock Distributions in accordance with the terms of this Trust Agreement, the Plan and the Confirmation Order and the cancellation of the Plan Trust Stock and

(ii) the third (3rd) anniversary of the Confirmation Date; provided, however, that, prior to the date of such termination (and the termination of any future extended terms), the Court, upon motion by a party in interest on notice with an opportunity for a hearing, may extend the maximum term of the Plan Trust set forth in this clause (ii) if it is necessary to the liquidation of the assets of the Plan Trust and the Debtors, for a term not to exceed nine (9) years from the Confirmation Date.

(b) Continuance of Trust for Winding Up. After the termination of the Plan Trust and solely for the purpose of liquidating and winding up the affairs of the Plan Trust, the Trustees shall continue to act as such until their duties have been fully performed. At such time, to the extent that any funds remain in the Plan Trust that were provided to the Trustees by LBHI to cover trust expenses, such funds shall be transferred to LBHI in accordance with the Plan. Upon distribution of all assets of the Plan, which shall not include a distribution of the Plan Trust Stock to the Beneficiaries, the Trustees shall retain the books, beneficiary lists, registers, records and files which shall have been delivered to or created by the Trustees. At the Trustees’ discretion, all of such records and documents may be destroyed in accordance with Section 3.3. Except as otherwise specifically provided herein, upon the distribution of all assets of the Plan Trust, the Trustee shall have no further duties or obligations hereunder except the obligations under Section 3.3 hereof.

ARTICLE VIII

AMENDMENT AND WAIVER

8.1 Amendment and Waiver. Any provision of this Trust Agreement may be amended or waived by the affirmative vote of two-thirds of the Trustees, upon notice to the Beneficiaries. Notwithstanding this Section 8.1, any waiver or amendments to this Trust Agreement shall not: (i) be inconsistent with the purpose and intention of the Plan Trust to liquidate in an expeditious but orderly manner the assets of the Plan Trust in accordance with Treasury Regulation Section 301.7701-4(d); (ii) be inconsistent with the purposes of the Plan and the Confirmation order, (iii) permit any distribution or other transfer by the Plan Trust of the Plan Trust Stock; (iv) permit any transfer of the Interests other than in accordance with Section 2.2 hereof; or (v) permit any amendment or waiver of this Section 8.1. Additionally, no change may be made to this Trust Agreement that would be inconsistent with the purpose and intention of the Plan Trust as specified herein and in the Plan, adversely affect the distributions to be made under this Trust Agreement to any of the Beneficiaries, adversely affect the U.S. federal income tax status of the Plan Trust as a “liquidating trust” or adversely affect the rights of the Creditors’ Committee or this Trust Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Intention of Parties to Establish Plan Trust. This Trust Agreement is intended to create a liquidating trust for federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Trust Agreement may be amended to comply with such federal income tax laws, which amendments may apply retroactively.

9.2 Governing Law; Submission to Jurisdiction; Consent to Service of Process. This Trust Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to rules governing the conflict of laws. Without limiting any party’s right to appeal any order of the Court, (i) the Court shall retain exclusive jurisdiction to enforce the terms of this Trust Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Trust Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Court and the parties hereby consent to and submit to the jurisdiction and venue of the Court and shall receive notices at such locations as indicated in Section 9.4 hereof; provided, however, that if the Chapter 11 Cases have closed or if the Court refuses to exercise its jurisdiction (including in respect of any provision herein which refers to the Court), the parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, for the resolution of any such claim or dispute. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by any party to this Trust Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 9.4.

9.3 Severability. If any provision of this Trust Agreement or the application thereof to any Person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

9.4 Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if personally delivered or sent by mail, postage prepaid, or by facsimile addressed to the person for whom such notice is intended as follows (or such other address as may be designated by notice given in accordance with this Section 9.4):

(a) If to a Trustee, to the address and facsimile number set forth opposite such Trustee’s name on Schedule 9.4 hereto, with copies to any other Person with its name, address and facsimile number set forth opposite such Trustee’s name.

(b) If to a Debtor, to the address and facsimile number set forth opposite such Debtor’s name on Schedule 9.4 hereto, with copies to any other Person with its name, address and facsimile number set forth opposite such Debtor’s name.

(c) If to a Beneficiary, to the name and address set forth on the registry maintained by, or at the direction of, the Trustees.

9.5 Headings. The section headings contained in this Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Trust Agreement or of any term or provision hereof.

9.6 Certain Defined Term. For purposes of this Trust Agreement, the following term shall have the meanings set forth in this Section 9.6:

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Unit or other entity.

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IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

RUTGER SCHIMMELPENNINCK, solely in his capacity as co-bankruptcy trustee (curatoren) for Lehman Brothers Treasury Co. B.V.

Title:

DR. MICHAEL C. FREGE, solely in his capacity as insolvency administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG

Title:

JOHN SUCKOW, solely in his capacity as President of LBHI and designee of LBHI

Title:

[SIGNATURE PAGE TO THE PLAN TRUST AGREEMENT]

JULIE BECKER of Wilmington Trust, N.A., solely in her capacity as a co-chairperson and Member of the Creditors’ Committee

Title:

NOEL P. PURCELL of Mizuho Corporate Bank, Ltd., solely in his capacity as a co-chairperson and member of the Creditors’ Committee

Title:

THOMAS A. TORMEY of Goldman Sachs & Co., solely in his capacity as the designee of the Opco Plan Proponents that are PSA Creditors

Title:

CHRISTIAN WYATT of Fir Tree Partners, solely in his capacity as member and the designee of the group of creditors generally known as the Ad Hoc Group of Lehman Brothers Creditors that are PSA Creditors

Title:

MICHAEL F. DEMICHELE of The Baupost Group, L.L.C., solely in his capacity as the designee of certain PSA Creditors

Title:

[SIGNATURE PAGE TO THE PLAN TRUST AGREEMENT]

ROBERT P. RYAN, of Elliott Management, solely in his capacity as the designee of certain PSA Creditors

Title:

[SIGNATURE PAGE TO THE PLAN TRUST AGREEMENT]

SCHEDULE 9.4

NOTIFICATION INFORMATION OF LBHI AND THE TRUSTEES

Lehman Brothers Holdings Inc.	Address: [—] Attn: Plan Administrator Fax:

TRUSTEES:

Rutger Schimmelpenninck	Address: Fax:

Dr. Michael C. Frege	Address: Fax:

John Suckow	Address: Fax:

Julie Becker	Address: Fax:

Noel P. Purcell	Address: Fax:

Thomas A. Tormey	Address: Fax:

Christian Wyatt	Address: Fax:

Michael F. DeMichele	Address: Fax:

Robert P. Ryan	Address: Fax: